EXHIBIT 2


                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Smurfit-Stone Container Corporation, a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

     In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this February 14, 2002.

     This Schedule may be executed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such parties taken together will constitute part of this Schedule.


MORGAN STANLEY DEAN WITTER & CO.


By:  /s/ Peter Vogelsang
     -------------------------------------------------
     Name:  Peter Vogelsang
     Title: Authorized Signatory


MORGAN STANLEY LEVERAGED EQUITY FUND II, INC.

By:  /s/ Peter Vogelsang
     ---------------------------------------------
     Name:  Peter Vogelsang
     Title: Secretary


THE MORGAN STANLEY LEVERAGED EQUITY FUND II, L.P.
By:  Morgan Stanley Leveraged Equity Fund II, Inc.
     as General Partner

By:  /s/ Peter Vogelsang
     ---------------------------------------------
     Name:  Peter Vogelsang
     Title: Secretary


MORGAN STANLEY EQUITY INVESTORS INC.

By:  /s/ Peter Vogelsang
     ---------------------------------------------
     Name:  Peter Vogelsang
     Title: Secretary


SIBV/MS EQUITY INVESTORS, L.P.

By:  /s/ Peter Vogelsang
     ---------------------------------------------
     Name:  Peter Vogelsang
     Title: Secretary